Exhibit 8.2

12531 High Bluff Drive Suite 100 San Diego California 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 www.mofo.com morrison & foerster llp

austin, beijing, berlin, boston, brussels, denver, hong kong, london, los angeles, miami, new york, palo alto, san diego,
san francisco, shanghai, singapore, tokyo, washington, d.c.

May 20, 2024

McGrath RentCorp
5700 Las Positas Road
Livermore, CA 94551

Ladies and Gentlemen:

We have acted as special counsel to McGrath RentCorp, a California Corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (Registration No. 333-278544), as amended or supplemented through the date hereof (the “Registration Statement”), initially filed with the Securities and Exchange Commission on April 8, 2024, and which includes the Proxy Statement, Prospectus and Information Statement describing the Merger Agreement, dated as of January 28, 2024, by and among WillScot Mobile Mini Holdings Corporation, a Delaware corporation (“Parent”), Brunello Merger Sub I, Inc., a California corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub I”), Brunello Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, “Merger Subs”), and the Company (the “Agreement”). The Agreement and the ancillary documents provide that (i) Merger Sub I will merge with and into the Company, with the Company surviving the merger as a direct wholly owned subsidiary of Parent (the “First-Step Merger”); and (ii) immediately thereafter, the Company, as the surviving corporation in the First-Step Merger, will merge (the “Second-Step Merger”, and together with the First-Step Merger, the “Integrated Mergers”) with and into Merger Sub II, with Merger Sub II surviving the Second-Step Merger as a direct wholly owned subsidiary of Parent, all on the terms and conditions set forth in the Agreement. Unless otherwise indicated, capitalized terms used herein have the meanings ascribed to them in the Registration Statement.

McGrath RentCorp

May 20, 2024

Page Two

In connection with this opinion, we have examined the Agreement, the Registration Statement, the representation letter of the Company, dated as of the date hereof, and the representation letter of Parent, dated as of the date hereof (collectively, the “Representation Letters”) and such other documents, records and papers as we have deemed necessary or appropriate in order to render the opinion set forth herein. In addition, we have assumed that: (i) the Integrated Mergers and related transactions will be consummated pursuant to and in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction, covenant or condition described therein and affecting this opinion will be waived or modified), (ii) the statements concerning the Integrated Mergers and the parties thereto set forth in the Agreement and the Registration Statement are true, complete and correct and the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Integrated Mergers, (iii) all such statements qualified by knowledge, intention, belief or materiality or any comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) the parties to the Agreement have complied with, and if applicable, will continue to comply with, their respective covenants and agreements contained in the Agreement, (v) the Company, the Parent, and their respective subsidiaries will treat the Integrated Mergers for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, (vi) each of the representations made in each of the Representation Letters is true, accurate and complete as of the date hereof and will be true, accurate and complete as of the Effective Time, as if made as of such time, (vii) any representation in the Representation Letters made “to the knowledge” or similarly qualified is true, accurate and complete without such qualification, (viii) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents had the requisite legal capacity to execute such documents, and (ix) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue or invalid for any reason, or if the Integrated Mergers are consummated in a manner that differs from the manner described in the Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing and the assumptions and qualifications set forth herein, it is our opinion that the First-Step Merger and the Second-Step Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time, including with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Integrated Mergers and related transactions, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

McGrath RentCorp

May 20, 2024

Page Three

We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references made therein to us insofar as they relate to statements of law or legal conclusions under the federal income tax laws of the United States or pertain to matters of U.S. federal income tax law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s Morrison & Foerster LLP